UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2006

BroadVision, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28252	94-3184303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

585 Broadway, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 261-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2006, the Compensation Committee of the Board of Directors of BroadVision, Inc. (the "Company") approved the framework for an employee profit sharing plan ("EPSP") in which the Company's executive officers are eligible to participate. The EPSP has been established by the Company in an effort to retain key personnel. The framework is attached as Exhibit 99.1 to this filing and the content of the exhibit is incorporated herein by reference.

The Compensation Committee also approved awards of fully vested shares of BroadVision common stock to each of the Company's outside directors, pursuant to the Company's standard award forms and in the following amounts: David L. Anderson, 24,000 shares; James D. Dixon, 36,000 shares; Robert Lee, 24,000 shares; Roderick C. McGeary, 24,000 shares; and T. Michael Nevens, 48,000 shares.

In addition, the Compensation Committee approved the award of a stock option to acquire 120,000 shares, at an exercise price of $0.60 per share, of BroadVision common stock to William E. Meyer, the Company's Executive Vice President and Chief Financial Officer. The option grant is to be made pursuant to the Company's standard award form, and vests in 24 monthly installments from the date of grant. The Compensation Committee approved a compensation package for Mr. Meyer pursuant to which (i) Mr. Meyer is guaranteed a bonus in the amount of $22,500 for each of the first two quarters of calendar year 2006, (ii) Mr. Meyer is eligible for a bonus of up to $22,500 under the Company's EPSP and based on goals to be determined, for each of the third and fourth quarters of calendar year 2006 and (iii) Mr. Meyer is eligible for a bonus, in an amount up to $20,000, upon the filing of the Company's Annual Report on Form 10-K with the Commission if the Form 10-K is filed by certain target dates. All bonus payments described above are contingent on Mr. Meyer remaining employed by the Company as of the end of each relevant quarter (with respect to the quarterly bonus payments) and as of the date on which the Form 10-K is filed (with respect to the 10-K filing bonus).

The contents of Item 3.02 are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 3, 2006, the Company's Board of Directors approved the voluntary delisting of the Company's common stock from the Nasdaq National Market. Accordingly, the Company requested the delisting of BroadVision common stock in a letter to the Nasdaq Stock Market ("Nasdaq") dated March 3, 2006, and the delisting was effective prior to the opening of trading on Wednesday, March 8, 2006. As previously announced, the Company received a notice from Nasdaq stating that the Company was not in compliance with the minimum bid price rules applicable to stocks traded on the Nasdaq National Market, and that the Company had until March 6, 2006 to regain compliance.

Item 3.02 Unregistered Sales of Equity Securities.

On March 8, 2006, the Company issued 34,500,000 shares of BroadVision common stock to Honu Holdings, LLC, a Delaware limited liability company controlled by Dr. Pehong Chen, the Company's Chief Executive Officer and largest stockholder ("Honu"). As previously announced, on December 20, 2005, the Company entered into a Debt Conversion Agreement (the "Agreement") with Honu, pursuant to which the Company agreed to issue 34,500,000 shares of BroadVision common stock to Honu in a private placement in exchange for total consideration of $15,525,000, consisting of the cancellation of the unpaid principal and accrued and unpaid interest under the Senior Subordinated Secured Convertible Promissory Note of the Company held by Honu.

Also on March 8, 2006, the Company entered into a Registration Rights Agreement with Honu whereby the Company agreed to prepare and file with the Securities and Exchange Commission a registration statement registering for resale the shares issued to Honu.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number Description

10.1 Framework for Employee Profit Sharing Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BroadVision, Inc.

March 9, 2006	By:	/s/ William E. Meyer

Name: William E. Meyer
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Framework for Employee Profit Sharing Plan